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                              INTERPACKET NETWORKS, INC.

                           INCENTIVE STOCK OPTION AGREEMENT


     THIS INCENTIVE STOCK OPTION AGREEMENT (this "Agreement") is entered into as of _____________________ by and between Interpacket Networks, Inc., a Delaware corporation (the "Company"), and _____________________ ("Optionee") pursuant to the Interpacket Group, Inc. 1998 Stock Option Plan (the "Plan"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

                                   R E C I T A L S:

     A. Optionee is an officer or employee of the Company or of a direct or indirect subsidiary of the Company (individually, a "Subsidiary" and collectively, the "Subsidiaries").

     B. The Company desires to grant Optionee the right to purchase shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), pursuant to the terms and conditions of this Agreement and the Plan.


                                  A G R E E M E N T:

     NOW, THEREFORE, in consideration of the covenants hereinafter set forth, the parties agree as follows:

     1. OPTION; NUMBER OF SHARES. The Company hereby grants to Optionee the right (the "Option") to purchase up to a maximum of __________ shares (the "Shares") of Common Stock at a price of $_______ per share (the "Option Price") to be paid in accordance with Section 6 hereof. This Option and the right to purchase all or any portion of the Shares are subject to the terms and conditions stated in this Agreement and in the Plan. It is intended that the Option will qualify for treatment as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. VESTING CRITERIA. The Option shall vest in equal annual installments with respect to ___% of the Shares, commencing on _________________ and as further set forth in Schedule A attached to this Agreement. Such vesting installments shall be cumulative, such that this Option may be exercised as to any or all of the Shares covered by an installment at any time or times after that installment becomes exercisable and until this Option expires or terminates.

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     3.   TERM OF AGREEMENT.  This Option, and Optionee's right to exercise this
Option, shall terminate when the first of the following occurs: (a) termination pursuant to Sections 11, 15 or 16 of the Plan; (b) the expiration of ten (10) years from the date hereof (unless Optionee is a 10-percent stockholder of the Company (determined using the constructive ownership rules of Section 424(d) of the Code) at the time such Option is granted), the Option shall terminate no later than five years after the date of the grant thereof, or (c) 90 days after the date of termination of Optionee's employment with the Company and the Subsidiaries, unless such termination results from Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code) or Optionee dies within 90 days after the date of termination of Optionee's employment with the Company and the Subsidiaries, in which case this Agreement and the Option shall terminate 180 days after the date of termination of Optionee's employment with the Company and the Subsidiaries.

     4. TERMINATION OF EMPLOYMENT. The termination for any reason of Optionee's employment with the Company and the Subsidiaries shall not accelerate the vesting of the Option or affect the number of Shares with respect to which the Option may be exercised, and this Option may only be exercised with respect to that number of Shares which could have been purchased under the Option had the Option been exercised by Optionee on the date of such termination.

     5. DEATH OF OPTIONEE; NO ASSIGNMENT. The rights of Optionee under this Agreement may not be assigned or transferred except by will, by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by such Optionee, provided that in the event of disability (within the meaning of Section 22(e)(3) of the Code) of Optionee, a designee of Optionee (or the Optionee's legal representative if Optionee has not designated anyone) may exercise the Option on behalf of Optionee (provided the Option would have been exercisable by Optionee) until the right to exercise the Option expires pursuant to Section 3 hereof. Any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of the Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If Optionee should die while Optionee is engaged in an employment relationship with the Company and/or any Subsidiary, and provided Optionee's rights hereunder shall have vested, in whole or in part, pursuant to Section 2 hereof, Optionee's designee, legal representative, or legatee, the successor trustee of Optionee's inter vivos trust or the person who acquired the right to exercise the Option by reason of the death of Optionee (individually, a "Successor") shall succeed to Optionee's rights under this Agreement. After the death of Optionee, only a Successor may exercise the Option.

     6. EXERCISE OF OPTION. On or after the vesting of the Option in accordance with Section 2 hereof and until termination of the Option in accordance with Section 3 hereof, the Option may be exercised by Optionee (or such other person specified in Section 5 hereof) to


                                          2.

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the extent exercisable as determined under Section 2 hereof, upon delivery of the following to the Company at its principal executive offices:

          (a) a written notice of exercise which identifies this Agreement and states the number of Shares (which may not be less than 100) or all of the Shares (if less than 100 Shares then remain covered by the Option) then being purchased;

          (b) a check, cash or any combination thereof in the amount of the aggregate Option Price (or payment of the aggregate Option Price in such other form of lawful consideration as the Committee may approve from time to time under the provisions of Section 8 of the Plan);

          (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by Optionee in connection with the exercise, in whole or in part, of the Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other income paid to Optionee by the Company or any Subsidiary, or a reduction in the number of shares issuable to Optionee upon exercise of the Option, provided such arrangements satisfy the requirements of applicable tax laws); and

          (d) a written representation and undertaking, if requested by the Company pursuant to Section 7(b) hereof, in such form and substance as the Company may require, setting forth the investment intent of Optionee, or a Successor, as the case may be, and such other agreements, representations and undertakings as described in the Plan.

     7.   REPRESENTATIONS AND WARRANTIES OF OPTIONEE.

          (a) Optionee represents and warrants that the Option is being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

          (b) Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such securities under the Securities Act of 1933, as amended, on the basis of certain exemptions from such registration requirement. Accordingly, Optionee agrees that Optionee's exercise of the Option may be expressly conditioned upon Optionee's delivery to the Company of such representations and undertakings as the Company may reasonably require in order to secure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing of such Shares.


                                          3.

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          (c)  Optionee acknowledges receipt of this Agreement granting the
Option, and the Plan, and understands that all rights and liabilities connected with the Option are set forth herein and in the Plan, a copy of which is attached.

     8. NO RIGHTS AS A STOCKHOLDER. Optionee shall have no rights as a stockholder of any shares of Common Stock covered by the Option until the date (the "Exercise Date") an entry evidencing such ownership is made in the stock transfer books of the Company. Except as may be provided under Section 11 of the Plan, the Company will make no adjustment for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

     9. LIMITATION OF COMPANY'S LIABILITY FOR NONISSUANCE. The inability of the Company to obtain, from any regulatory body having jurisdiction, stock exchange or quotation system, authority reasonably deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

     10. CONFIDENTIALITY. Optionee agrees to hold in the strictest of confidence all material information, including without limitation all financial information, provided to Optionee by the Company, and further agrees not to use such information for any purpose adverse to the Company, not to duplicate such information or to deliver such information to any other person.

     11. THIS AGREEMENT SUBJECT TO PLAN. This Agreement is made under the provisions of the Plan and shall be interpreted in a manner consistent with it. To the extent that any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall control. A copy of the Plan is being provided to Optionee together with this Agreement. A copy of the Plan is also available to Optionee at the Company's principal executive offices upon request and without charge. The interpretation of the Committee of any provision of the Plan, the Option or this Agreement, and any determination with respect thereto or hereto by the Committee, shall be final, conclusive and binding on all parties.

     12. RESTRICTIVE LEGENDS. Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which Optionee resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of the Option, and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may reasonably deem necessary; provided, however, that any such legend or legends shall be removed when no longer applicable.


                                          4.

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     13.  NOTICES.  All notices, requests and other communications hereunder shall be in writing and, if given by telecopy, shall be deemed to have been validly delivered 12 hours after confirmation of transmission to the fax numbers set forth below, if sent during usual business hours; if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery; and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

          If to the Company:

               Interpacket Networks, Inc.
               1901 Main Street, 2nd Floor
               Santa Monica, CA  90405
               Fax No.:  (310) 382-3310

          If to Optionee:

               ___________________
               __________________________
               __________________________
               Fax No.:  _________________

     14. NOT AN EMPLOYMENT AGREEMENT. Nothing contained in this Agreement shall confer, intend to confer or imply any rights to an employment relationship or rights to a continued employment relationship with the Company and/or any Subsidiary in favor of Optionee or limit the ability of the Company and/or any Subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment or other relationship with Optionee, subject to the terms of any written employment agreement to which Optionee is a party.

     15. NOTICE OF DISQUALIFYING DISPOSITION OF SHARES. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to exercise of this Option on or before the later of (a) the date two years after the date of this Option, or (b) the date one year after the date of exercise pursuant to which such Shares were acquired, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that the Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee by reason of such disposition.

     16. GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the State of Delaware without regard to the conflict of law provisions thereof.


                                          5.

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     17.  COUNTERPARTS.  This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall be deemed one Agreement.


                                          6.

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     IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the date first above written.

                         THE COMPANY:

                         Interpacket Networks, Inc.,
                         a Delaware corporation



                         By:
                            ---------------------------
                            Name:
                            Title:


                         OPTIONEE:



                            ---------------------------
                            Name:
                                 ----------------------


                                          7.

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                                      SCHEDULE A

                                   VESTING SCHEDULE




          No option granted under this Agreement shall be exercisable until it has vested. Options granted pursuant to this Agreement shall vest and become exercisable as follows:


                                          8.